UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

TCP INTERNATIONAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Switzerland	1-36521	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Alte Steinhauserstrasse 1
6330 Cham, Switzerland
(Address of principal executive offices)
(330) 995-6111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 1, 2015, TCP International Holdings Ltd. (the “Company”) issued a press release regarding the status of its ongoing product validation review, as well as when it expects to file its Annual Report on Form 10-K for the year ended December 31, 2014. A copy of the press release is filed as Exhibit 99.1 hereto.

Forward Looking Statements

     Certain statements in the foregoing press releases may constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those related to the Company's intentions and beliefs regarding claims filed against it, and the testing and timing for the delivery of its products. Actual results may differ materially from those implied by such forward-looking statements, which are made only as of the respective dates of such releases, due to, among other reasons, the uncertain nature of litigation and judicial processes, developments with respect to the filed claims and the outcome of the quality control procedures. The Company expressly disclaims any obligation or undertaking to update such forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT INDEX	DESCRIPTION

99.1	Press release, dated April 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TCP INTERNATIONAL HOLDINGS LTD.
By:	/s/ Brian Catlett
Brian Catlett Chief Financial Officer and Treasurer

Date: April 2, 2015

EXHIBIT INDEX

EXHIBIT No.	DESCRIPTION

99.1	Press release, dated April 1, 2015